UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2014

SEAFARER EXPLORATION CORP.

(Exact name of registrant as specified in its charter)

Florida	000-29461	73-1556428
(State or Other Jurisdiction ofIncorporation)	(Commission File Number)	(IRS Employer Identification Number)

Kyle Kennedy
Chief Executive Officer
14497 N. Dale Mabry Hwy.
Suite 209N
Tampa, Florida 33618

(Address of principal executive offices) (Zip Code)

(813) 448-3577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Seafarer Exploration Corp. filed a second amendment to the first quarter 10-Q for the period ending March 31, 2014. Such amendment was made for the purpose of amendment to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2014, filed with the Securities and Exchange Commission on May 15, 2014 (the “Form 10-Q). Such amendment was made solely to amend the disclosures regarding the accounting treatment and value of certain convertible promissory notes and to make the corresponding adjustments to the financial statements and notes to financial statements included therein.

In connection with the review of convertible debt as of March 31, 2014, the Company identified an accounting interpretation issue in the accounting for two (2) convertible notes issued by two separate unrelated third party entities. The notes were issued on January 16, 2014 and March 17, 2014.

The effects of the restatement on reported amounts for the three months ended March 31, 2014 are presented below in the following tables:

	31-Mar-14
	As Reported	Adjustments	As Restated

Total assets	$171,884	$-	$171,884

Accounts payable and accrued expense	$150,126	$-	$150,126
Convertible notes payable, net of discounts	140,906	(30,195)	110,711
Convertible notes payable, related parties, net of discounts	21,958	11	21,969
Convertible notes payable, in default	251,300	-	251,300
Convertible notes payable, in default - related parties	153,500	-	153,500
Derivative liability	22,291	(22,291)
Convertible notes payable, at fair value	-	172,940	172,940
Notes payable, in default	30,000	-	30,000
Notes payable, in default - related parties	7,500	-	7,500
Total liabilities	777,581	120,465	898,046

Preferred stock, $0.0001 par value - 50,000,000 shares authorized;
Series A preferred stock, $0.0001 par value - 7 shares authorized; 7 shares issued
and outstanding at March 31, 2014 and December 31, 2013	-	-	-
Series B preferred stock, $0.0001 par value - 60 shares authorized; 60 shares issued
and outstanding at March 31, 2014 and December 31, 2013	-	-	-
Common stock, $0.0001 par value - 950,000,000 shares authorized; 874,532,999 and
844,216,349 shares issued and outstanding at March 31, 2014	87,230	-	87,230
Additional paid-in capital	7,795,611	(50,000)	7,745,611
Accumulated deficit	(8,488,538)	(70,465)	(8,559,003)
Total stockholders' deficit	(605,697)	(120,465)	(726,162)
Total liabilities and stockholders' deficit	$171,884	$-	$171,884

	Three months ended March 31, 2014
	As reported	Adjustments	As restated
Revenue	$-	$-	$-

Total operating expenses	312,804	-	312,804

Loss from operations	(312,804)	-	(312,804)

Other income (expense):
Interest expense	(161,762)	(61,177)	(222,939)
Gain (loss) on change in fair value of derivatives	9,288	(9,288)	-
Net loss	$(465,278)	$(70,465)	$(535,743)

On January 16, 2014, the Company entered into a convertible note payable with a corporation. The convertible note payable, with a face value of $50,000, bears interest at 6.0% per annum and is due on July 16, 2014. The convertible note payable is convertible, at the holder’s option, into the Company’s common shares at the Variable Conversion Price. The Variable Conversion Price is defined as 50% multiplied by the lowest closing price during the last twenty (20) trading days prior to closing, but not less than $0.002 per share.

In the evaluation of the financing arrangement, the Company concluded that the conversion feature did not meet the conditions set forth in current accounting standards for equity classification. Since equity classification is not available for the conversion feature, it requires bifurcation and liability classification, at fair value. The Company elected to account for this hybrid contract under the guidance of ASC 815-15-25-4.

In connection with the issuance of the convertible note payable, the Company recognized a day-one derivative loss related to the recognition of (i) the hybrid note and (ii) the derivative instrument arising from the fair value measurement due to the fair value of the hybrid note and embedded derivative exceeding the proceeds that the Company received from the arrangement. Therefore, the Company was required to record a loss of $51,431 on the derivative financial instrument and is included in interest expense. In addition, the fair value will change in future periods, based upon changes in the Company’s common stock price and changes in other assumptions and market indicators used in the valuation techniques. These future changes will be currently recognized in interest expense or interest income on the Company’s statement of operations.

The conversion of the note into shares of the Company’s common stock is potentially highly dilutive to current shareholders. If the note holder elects to sell the shares that it has acquired as a result of converting the note into shares of common stock, then any such sales may result in a significant decrease in the market price of the Company’s shares.

At March 31, 2014, the $50,000 face value convertible note payable was recorded at its fair value of $100,600.  On March 17, 2014, the Company entered into a convertible note payable with a corporation. The convertible note payable, with a face value of $40,000, bears interest at 8.0% per annum and is due on March 17, 2015. The convertible note payable is convertible, at the holder’s option, into the Company’s common shares at the Variable Conversion Price. The Variable Conversion Price is defined as 57% multiplied by the average of the lowest bid price two trading prices for the Company’s common stock during the fifteen (15) trading day period including the day the notice of conversion is received by the Company. The conversion feature is subject to full-ratchet, anti-dilution protection if the Company sells shares or share-indexed financing instruments at less than the conversion price.

In the evaluation of the financing arrangement, the Company concluded that the conversion feature did not meet the conditions set forth in current accounting standards for equity classification. Since equity classification is not available for the conversion feature, it requires bifurcation and liability classification, at fair value. The Company elected to account for this hybrid contract under the guidance of ASC 815-15-25-4.

In connection with the issuance of the convertible note payable, the Company recognized day-one derivative loss related to the recognition of (i) the hybrid note and (ii) the derivative instrument arising from the fair value measurement due to the fair value of the hybrid note and embedded derivative exceeding the proceeds that the Company received from the arrangement. Therefore, the Company was required to record a $31,321 loss on the derivative financial instrument and is included in interest expense. In addition, the fair value will change in future periods, based upon changes in the Company’s common stock price and changes in other assumptions and market indicators used in the valuation techniques. These future changes will be currently recognized in interest expense or interest income on the Company’s statement of operations.

The conversion of the note into shares of the Company’s common stock is potentially highly dilutive to current shareholders. If the note holder elects to sell the shares that it has acquired as a result of converting the note into shares of common stock, then any such sales may result in a significant decrease in the market price of the Company’s shares.

Additionally, the holder of this convertible note has substantial rights and protections regarding dilution if certain events, including a default were to occur. There are a number of events that could trigger a default, including but not limited to failure to pay principal or interest, failure to issue shares under the conversion feature, breach of covenants, breach of representations and warranties, appointment of a receiver or trustee, judgments, bankruptcy, delisting of common stock, failure to comply with the exchange act, liquidation, cessation of operations, failure to maintain assets, material financial statement restatement, reverse split of borrowers stock, etc. In the event of default the interest rate is increase to 24% per annum.

Furthermore, there are additional events that could cause the lender to be owed additional shares of common stock above and beyond the shares due from a conversion. Some of these events include, but are not limited to a merger or consolidation of the Company, dividend distribution or spin off, dilutive issuances of the Company’s stock, etc. If the lender receives additional shares of the Company’s commons stock due to any of the foregoing events or for other reasons, then this may have an extremely dilutive effect on the shareholders of the Company. Such dilution would likely result in a significant drop in the per share price of the Company’s common stock. The potential dilutive nature of this note presents a very high degree of risk to the Company and its shareholders.

At March 31, 2014, the $40,000 face value convertible note payable was recorded at its fair value of $72,340.

Item 8.01. Other Events.

In the ongoing litigation against Micah Eldred and associated persons to protect the interests of the shareholders, the Corporation followed up on its counter-claims against Eldred by the filing of a notice of appeal of the dismissal of such claims, to the Second District Court of Appeal for Florida on May 17, 2014.  On May 29, 2014, the Company was served a secondary lawsuit with Micah Eldred as a plaintiff. Mr. Eldred and Seafarer have been involved in extensive litigation over the legality of shares held and distributed by Eldred in a lawsuit from 2009. Mr. Eldred, founded and is CEO of a competing treasure company. Such lawsuit challenges the creation of the Preferred B Series of Shares and the increase in authorized shares. The lawsuit in the opinion of the Corporation and multiple counsel has no merit since the corporation’s articles of incorporation and Florida statutes allow for the creation of the preferred shares, and thus the increase in authorized shares. The Corporation will seek dismissal and sanctions for such litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAFARER EXPLORATION CORP.

Date: June 10, 2014	By:	/s/ Kyle Kennedy
Name: Kyle Kennedy
Title: Chief Executive Officer